EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We  consent  to the  incorporation  by  reference  in  the  Registration
Statement on Form S-8 of GT Interactive Software Corp. relating to the SingleTrac Entertainment Technologies, Inc. 1996 Equity Incentive Plan and the SingleTrac 1997/98 Employee Bonus Plan filed with the Securities and Exchange Commission of our report dated May 10, 1996, with respect to the financial statements of WizardWorks Group, Inc. (not separately presented in such report), included in GT Interactive Software Corp.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

                                                      /S/ ERNST & YOUNG LLP

Minneapolis, Minnesota
October 31, 1997